UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2007

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 10, 2007, we completed a $1.07 billion term debt financing. We used the proceeds from the offering to repay borrowings under certain of our credit facilities and to pay certain transaction fees and expenses. At closing, CapitalSource Real Estate Loan LLC, 2007-A (“Seller 2007-A”), a newly formed wholly owned indirect subsidiary of CapitalSource Inc., entered into (i) a Sale and Servicing Agreement (“Sale and Servicing Agreement”) among Seller 2007-A, as the Seller, CSE Mortgage LLC (“CSE Mortgage”), as the Originator and as the Servicer, Citicorp North America, Inc. (“CNAI”), as the Administrative Agent, and each of the Issuers and Liquidity Banks from time to time party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer and Collateral Custodian and (ii) a Sale and Contribution Agreement (“Sale and Contribution Agreement,” together with the Sale and Servicing Agreement, the “Agreements”) between CSE Mortgage, as Seller, and Seller 2007-A, as Purchaser. CSE Mortgage is a wholly owned subsidiary of CapitalSource Inc.
     The Agreements cover the sale to CNAI of a floating-rate note in the principal amount of approximately $1.07 billion collateralized by a diversified pool of senior and subordinated commercial real estate loans from our portfolio. We may, subject to certain limitations, increase the funded amount to $1.50 billion. The value of the sold note represented 75% of the value of the collateral pool, and the note bears interest at a floating commercial paper rate plus 1.50%. We may pre-pay the note at any time without penalty. The Agreements include various covenants and termination events customary for transactions of this nature and provide that, upon the occurrence of certain of the termination events, payment of all amounts payable under the note may be accelerated. The Agreements also contain accelerated amortization provisions that require cash flows to be applied as payment to the noteholder upon the occurrence of certain of the other termination events. CSE Mortgage, as Servicer, is required to comply with various covenants. Failure to comply with such covenants could result in the servicing being transferred to another servicer.
     Descriptions in this Current Report of the Agreements are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 10.82 and 10.83, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2007	/s/ Steven A. Museles

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

10.82	Sale and Servicing Agreement, dated as of September 10, 2007, by and among CapitalSource Real Estate Loan LLC, 2007-A, as the Seller, CSE Mortgage LLC, as the Originator and as the Servicer, Citicorp North America, Inc., as the Administrative Agent, and Wells Fargo Bank, National Association, as the Backup Servicer and as the Collateral Custodian.

10.83	Sale and Contribution Agreement, dated as of September 10, 2007, by and between CapitalSource Real Estate Loan LLC, 2007-A, as the Buyer and CSE Mortgage LLC, as the Seller.